Exhibit 4.1
                                                                   As Amended on
                                                 April 22, 1988, April 17, 1990,
                                                     May 12, 1992, May 11, 1993,
                                                  May 10, 1994 and May 14, 1996.

                             CYBEROPTICS CORPORATION
                           RESTATED STOCK OPTION PLAN

1.       Purpose of Plan.

         This Plan shall be known as the "CyberOptics Corporation Restated Stock Option Plan" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of CyberOptics Corporation, a Minnesota Corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1954, as in effect prior to January 1, 1987 or the Internal Revenue Code of 1986, whichever is applicable (the "Code"), or options which do not qualify as Incentive Stock Options.

2.       Stock Subject to Plan.

Subject to the provisions of Section 12 hereof, the stock to be subject to options under the Plan shall be the Company's authorized Common Stock, no par value per share. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to the adjustment as provided in Section 12 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 1,436,250 shares, less the number of shares issued upon exercise of options under the Plan since its initial adoption. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

3.       Administration of Plan.

         (a) The Plan shall be administered by a committee (the "Committee") of one or more directors of the Company who are not also employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(d)(3) of the Securities and Exchange Commission, or any successor section. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors of the Company.

         (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, to determine: (i) the purchase price of the Common Shares covered by each option, (ii) the employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) the terms of exercise of each option,
(iv) to accelerate the time at which all or any part of an option may be exercised, (v) to amend or modify the terms of any option with the consent of the optionee, (vi) to interpret the Plan, (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, (viii) to determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical) including the designation of those options intended to be Incentive Stock Options, and (ix) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 13 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

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         (c) The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company and the employee to whom such right is granted. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4.       Eligibility.

         Incentive Stock Options may only be granted to any full or part-time employee (which terms as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called "subsidiaries"). Consultants or independent contractors providing valuable services to the Company or one of its subsidiaries who are not also employees thereof shall be eligible to receive options which do not qualify as Incentive Stock Options. Members of the Committee shall not be eligible to receive options under the Plan. In determining the employees to whom options shall be granted and the number of shares subject to each option, the Committee may take into account the nature of services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option under this Plan may be granted an additional option or options under the Plan if the Committee shall determine; provided, however, that (a) for Incentive Stock Options granted before January 1, 1987, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted Incentive Stock Options in any calendar year (under all plans described in Subsection (b) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year, determined in the manner set forth in Section 422A(c)(4) of the Code, (b) for Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (b)(7) of Section 422A of the Code of his employer corporation and its parent or subsidiary corporations) shall not exceed $100,000, and (c) notwithstanding any other provision in this Plan, no person may be granted an option or options under the Plan for more than 100,000 Shares in the aggregate in any one calendar year period. The foregoing annual limitation specifically includes the grant of any "performance-based" awards within the meaning of Section 162(m) of the Code.

5.       Price.

         The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee but may be less than 100% of the fair market value of the Common Stock. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Stock shall be as reasonably determined by the Committee, but shall not be less than (i) the closing price of the stock as reported for composite transactions, if the Common Stock is then traded on a National Securities Exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ. If on the date of grant of any option granted under the Plan the Common Stock of the Company is not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this Section 5 and in connection therewith shall take such action as it deems

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necessary or advisable, which may include obtaining and relying on the opinion of one or more completely independent and well-qualified experts as to the fair market value of such Common Stock and such other facts and circumstances as it deems relevant.

6.       Term.

         Each option and all rights and obligations thereunder shall, subject to the provisions of Section 9, expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an option may not extend more than ten (10) years from the date of granting of the option.

7.       Exercise of Option.

         (a) The Committee shall have full and complete authority to determine, subject to Section 9 herein, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments and at such times during the term of the option as the Committee may determine.

         (b) No Incentive Stock Option granted before January 1, 1987, shall be exercisable while there is outstanding (within the meaning of subsection (c)(7) of Section 422A of the Code) any other Incentive Stock Option which was previously granted to the optionee to purchase stock in the Company or in a corporation which (at the time of the grant) was a parent or subsidiary corporation of the Company, or a predecessor corporation of any of such corporations.

         (c) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of Common Stock pursuant theret to be made pursuant to registration or an exemption from registration or other methods for compliance available order federal or state securities laws. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Common Stock to be issued hereunder or to effect similar compliance under any state laws. The Company shall inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

         (d) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivering the Company's Common Stock already owned by the optionee having a fair market value equal to the full purchase price of the shares, or (ii) a combination of cash and such shares; provided, however, that an optionee shall not be entitled to tender shares of the Company's Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. The fair market value of such shares shall be determined as provided in Section 5 herein. Until such person has been issued a certificate or certificates for the shares subject to such

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exercise, he shall possess no rights as a stockholder with respect to such shares.

8.       Additional Restrictions.

         The Committee shall have full and complete authority to determine whether all or any part of the Common Stock of the Company acquired upon exercise of any of the options granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto.

9.       Effect of Termination of Employment or Death.

         (a) In the event that the holder of an Incentive Stock Option shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than his gross and willful misconduct or his death or disability, such holder shall have the right to exercise the option at any time within one month after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (b) In the event that the holder of an Incentive Stock option shall cease to be employed by the Company or its subsidiaries, if any, by reason of his gross and willful misconduct during the course of his employment, including but not limited to wrongful appropriation of funds of his employer or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

         (c) If the holder of an Incentive Stock Option shall die while in the employ of the Company or a subsidiary, if any, or within one month after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Code Section 105(d)(4)) while in the employ of the Company or a subsidiary, if any, and such optionee shall not have fully exercised the Incentive Stock Option, such option may be exercised at any time within twelve months after his death or such disability by the personal representatives, administrators or, if applicable, guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (d) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his employment at anytime.

10.      Ten Percent Shareholder Rule.

         Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any, (within the meaning of Section 422A(b)(6) of the Code) then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422A(c)(8) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

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11.      Non-Transferability.

         No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in Section g(c) herein. During the lifetime of an optionee the option shall be exercisable only by such optionee.

12.      Dilution of Other Adjustments.

         If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan and in the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

13.      Amendment or Discontinuance of Plan.

         The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 12, no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum option price provided in Section 5 herein, (iii) extend the maximum option term under
Section 6, or (iv) materially modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

14.      Time of Granting.

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

15.      Effective Date and Termination of Plan.

         Unless the Plan shall have been discontinued as provided in Section 13 hereof, the Plan shall terminate on March 2, 2004. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.